Exhibit 10.22
Stock Transfer Agreement

(Translation)

Party A: Korea Stevia Co, Ltd.
Authorized Representative: Jeong Ill-hwan, Kim Ee Youp
Address: Jeopji-ri, Ibam-myeon Jeongeup-si Jeollabuk-do 538-12 Korea

Party B: Qufu Shengwang Stevia Biology and Science Co., Ltd.
Authorized Representative: Laiwang Zhang
Address: 6 Shengwang Avenue, Shuyuan Industrial Park, Qufu, Shandong Province

After negotiation, both parties have agreed on the transfer of the equity interest of Qufu Shengwang Stevia Biology and Science Co., Ltd. owned by the parties pursuant to the following terms:

1.
Pursuant to the resolution of the board meeting held by Qufu Shengwang Stevia Biology and Science Co., Ltd. on September 30, 2011, Party B agrees to pay Party A with a lump sum of RMB4,000,000 to exchange all the historical investments made by Party A in Party B which are composed of cash contribution of RMB4,181,800 and current inventory with the book value of RMB2,480,990. The payment shall wire to Qingdao Tounong Organic Fertilizer Co., Ltd. owned by Korea Stevia Co, Ltd.

2.
Once the buyout is executed, Party A agrees to transfer its 40% equity interest of Qufu Shengwang Stevia Biology and Science Co., Ltd. to Party B. After the transfer, Party A shall not have any right or interest in the joint venture.

3.	This Agreement takes effect with the signatures of authorized representatives (or entrusted agents) of both parties.
4.	This Agreement has two identical copies. Each party shall hold one copy. Both copies have the same legal force.

Party A Signature: /s/ Jeong Ill-hwan,
Jeong Ill-hwan
/s/ Kim Ee Youp
Kim Ee Youp
Party B Signature: /s/ Laiwang Zhang
Laiwang Zhang
/s/Fanjun Wu
Fanjun Wu
/s/Dongdong Lin
Dongdong Lin

                                                                                                September 30, 2011